Exhibit 23.1

                          Independent Auditor's Consent
                          -----------------------------




The Board of Directors
Citizens Utilities Company:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.




                                             KPMG PEAT MARWICK LLP


New York, New York
December 17, 1996